NASDAQ SYMBOL: WAYN
______________________________________RELEASE DATE:          AUGUST 17, 2004
WAYNE SAVINGS BANCSHARES, INC.      CONTACT PERSON:          CHARLES F. FINN
ANNOUNCES COMPLETION OF STOCK                                CHAIRMAN AND CEO
         REPURCHASE PROGRAM                                  MICHAEL C. ANDERSON
                                                             EVP/CFO
                                                              (330) 264-5767

                                                           FOR IMMEDIATE RELEASE

     WOOSTER, OHIO-Wayne Savings Bancshares, Inc. (NASDAQ: WAYN) (the "Company") today reported the completion of its stock repurchase program announced on January 29, 2004. The Company's board of directors authorized the repurchase of up to 195,365 shares, or 5%, of the Company's outstanding shares of common stock at that date.

     The completion of the stock repurchase program was the result of a block purchase of shares on August 11, 2004 which included 2,135 shares in excess of the amount required to complete the program. The program resulted in 197,500 shares being repurchased by the Company at an average cost per share of $16.25.

     Wayne Savings Community, the wholly-owned subsidiary of Wayne Savings Bancshares, Inc., currently has eleven banking locations in Wayne, Holmes, Ashland, Medina and Stark counties, Ohio. Established in 1899, Wayne Savings Community Bank is celebrating its 105th anniversary.